Exhibit 99.1

PRESS RELEASE
Press announcement in the framework of article 31 §1 of the Belgian law dated 1 April 2007 on public takeovers

Liberty Global Opens Voluntary and Conditional Cash Offer for Telenet

Englewood, Colorado - December 17, 2012

Liberty Global, Inc. (“Liberty Global” or “LGI”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announces that its wholly-owned subsidiary Binan Investments B.V. (“Binan”) has opened its voluntary and conditional cash offer (the “Offer”) for the outstanding shares and other securities giving access to voting rights of Telenet Group Holding NV (“Telenet”) (Euronext Brussels: TNET) that it does not already own or that are not held by Telenet. The prospectus sets forth the next steps in the bid process and provides further justification of the Offer price and its attractiveness for minority shareholders. Shareholders will have until 16:00 (CET) on January 11, 2013 to tender their securities into the Offer before the initial acceptance period closes.

Liberty Global believes that an Offer price of €35.00 per ordinary share is highly attractive for Telenet shareholders and provides a meaningful premium to relevant benchmarks.

At a time when the cable sector is trading at multi-year highs, the Offer represents additional value for shareholders in terms of1:

•
A 12.5% premium to the September 19, 2012 Telenet closing share price, a 25.2% premium over the volume weighted average share price during the 12-month period then ended and a 4.9% premium over Telenet's all-time high trading price prior to the announcement of the Offer;

•
A 15.2% premium to Telenet's peer group (Ziggo N.V. (“Ziggo”), Kabel Deutschland Holding AG (“KDG”), Virgin Media, Inc. (“Virgin Media”) and LGI) trading multiples based on 2013 estimated EBITDA[2] minus estimated capital expenditures[3], which in LGI's view, is the most appropriate valuation metric as it eliminates accounting differences and captures varying investment requirements;

•	A 2.9% premium to equity research analysts' average and median future target prices of €34.00; and

•	A significant premium of 17.4% over the mid-point discounted cash flow (“DCF”)-based valuation of €29.80 per share, based on the LGI Adjusted May LRP[4].
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1	Information with respect to premiums is based on information as of, or available as of, September 19, 2012, the last day prior to the announcement of the Offer, unless otherwise indicated.

2
EBITDA represents earnings before interest, income taxes, depreciation and amortization based on equity research analysts' consensus estimates. In the case of Telenet, EBITDA refers to estimated 2013 Adjusted EBITDA, as customarily defined by Telenet and published in Telenet's press release dated October 29, 2012. In the case of LGI, EBITDA refers to consensus estimates of operating cash flow, as customarily defined by LGI (in U.S. GAAP).

3
Represents estimated 2013 capital expenditures as reflected in consensus estimates for LGI, Virgin Media, KDG and Ziggo or in the case of Telenet, estimated 2013 accrued capital expenditures, as customarily defined by Telenet and published on October 29, 2012.

4
Represents Telenet management projections of Telenet's future performance established in April/May 2012 and dated May 24, 2012 (the “May LRP”), as adjusted by Binan for Telenet's updated outlook for 2012 published on September 20, 2012, Telenet's Q3 2012 figures published on October 18, 2012 and Telenet's outlook for 2013 published on October 29, 2012, while 2014 - 2018 projections continue to be based on the May LRP. The DCF valuation assumes a 7.9% weighted average cost of capital and a 1.5% perpetual growth rate.

The Offer represents an opportunity for minority shareholders to monetize their investment in Telenet at an attractive price and through an expeditious process.

Liberty Global has enjoyed a constructive relationship with Telenet, starting with its initial investment eight years ago and continuing as majority controlling shareholder for the last five years. As a result, LGI has a deep understanding of Telenet's business as well as the nature and magnitude of its risks and opportunities. LGI has drawn on its 20+ years of experience in the European cable sector in making its assessment of the future growth prospects of Telenet and the appropriate valuation and premiums to be offered to Telenet's minority shareholders. The details of these assessments are provided in full in the prospectus.

In contrast, Liberty Global has serious reservations regarding the financial projections completed by Telenet management on October 5, 2012 (the “Management October LRP”) and used by the Independent Expert and the Independent Directors in their valuation analysis. Liberty Global does not question Telenet's ability to attract mobile subscribers in the near term, but fundamentally disagrees with the aggressive volume, price and profitability assumptions in the Management October LRP from 2014 onwards, which LGI believes, among other factors, does not adequately factor in a competitive reaction from the existing mobile providers in the market.

In summary, Liberty Global notes the following regarding the Management October LRP:

•
Mobile growth is driven off aggressive assumptions that, according to the Independent Expert, would require Telenet to increase its market share in value from 1% (2012 estimated) to 16% (2018 estimated) and to capture the vast majority of mobile gross adds in Telenet's footprint in 2018;

•
The management plan is heavily reliant on growth in outer years and assumes minimal competitive response, even though competitors have already reacted and should be expected to continue to do so in the future; and

•	The uncertainty of upcoming wholesale access regulation is not adequately reflected.

In addition, Liberty Global disagrees with certain methodologies used by Telenet's Independent Expert and Independent Directors in their analyses of the Offer.

These include the use of (i) DCF methodologies that do not incorporate DCF valuations based on brokers' consensus financial projections and do not appropriately incorporate the risk of aggressive mobile projections within the assumed weighted average cost of capital, (ii) non-comparable precedent take-private transactions, (iii) an incomplete set of broker target prices and (iv) inadequate peer-company trading multiple comparisons.

For these reasons, it is important for Telenet shareholders to understand that Liberty Global has serious reservations regarding the basis for the valuation points made by the Independent Expert and the Independent Directors.

Liberty Global is committed to its long-term investment in Telenet and the economic, social and cultural ecosystem in the Flanders region.

The Offer will allow Liberty Global to strengthen its presence in the Benelux region and, regardless of the outcome of the Offer, Liberty Global intends to more closely integrate Telenet into Liberty Global's operations. Liberty Global believes such integration is in the best interests of Telenet's customers, employees and other stakeholders who will benefit from being part of the wider Liberty Global group. In addition, Liberty Global intends to align Telenet's target leverage consistent with Liberty Global's policy, which will result in higher leverage than Telenet has had historically.

Liberty Global also intends for Telenet to remain a center of innovation and world-leading customer service, and does not currently anticipate any significant changes to the working conditions or employment policies of

Telenet. Liberty Global remains firmly committed to both Telenet and the Flanders region over the long term, and strongly believes in their joint, prosperous future.

About the Offer

On September 20, 2012 (CET), Liberty Global announced its intention to launch the Offer, based on a price of €35.00 per ordinary share, for all of the Telenet shares and other securities giving access to voting rights that it does not already own or that are not held by Telenet. Liberty Global has been the controlling shareholder in Telenet since February 2007 and, at September 30, 2012, owned, through Binan, 50.2% of Telenet's issued and outstanding share capital. Liberty Global will finance the Offer by using available cash on its balance sheet and incremental borrowings. On October 29, 2012, Liberty Global announced its decision to remove the 95% minimum acceptance condition of the Offer. On November 6, 2012, Binan filed the prospectus for the Offer with the Belgian Financial Services and Markets Authority (the “FSMA”). The Offer values all of the outstanding shares and other securities giving access to voting rights of Telenet not currently owned by Liberty Global or held by Telenet at approximately €2,040.5 million ($2,627.1 million) based on the number of such securities outstanding at September 30, 2012. No further regulatory approvals are required.

A copy of the prospectus, the acceptance form and the response memorandum can be requested free of charge from ING Belgium NV/SA by telephone at +32 3 464 60 01 (Dutch operator), +32 2 464 60 02 (French operator) or +32 2 464 60 04 (English operator). The prospectus, the acceptance form and the response memorandum are also available online on the website of LGI (www.lgi.com), on the website of Telenet (http://investors.telenet.be) and on the website of ING Belgium NV/SA (www.ing.be).

Forward-Looking Statements

This press release does not constitute an offer to purchase securities of Telenet or a solicitation by anyone in any jurisdiction in respect thereof. The Offer is being made solely by LGI's subsidiary, Binan, by means of a prospectus approved by the FSMA. Neither this press release nor any other information in respect of the matters contained herein may be supplied in any jurisdiction where a registration, qualification or any other obligation is in force or would be with regard to the content hereof or thereof. Any failure to comply with these restrictions may constitute a violation of the financial laws and regulations in such jurisdictions.

Various statements contained in this press release constitute forward-looking statements of Liberty Global, including statements regarding its intention to proceed with the Offer based on a price of €35.00 per Telenet share, its reservations concerning the evaluation of the Offer by Telenet's Independent Expert and Independent Directors, its concerns regarding Telenet's guidance and Telenet management's ability to execute on its mobile plan, its belief as to the intrinsic value of Telenet and the premium represented by the Offer, its intentions regarding its long-term commitment to Telenet and the Flanders region and any other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include overall financial market conditions, any material business or financial developments at Telenet, Liberty Global's ability to raise satisfactory financing, the continued use by subscribers and potential subscribers of Telenet's services, Liberty Global's ability to achieve expected operational efficiencies and economies of scale, as well as other factors described in the prospectus and response memorandum related to the Offer or as detailed from time to time in Liberty Global's filings with the Securities and Exchange Commission, including its most recently filed Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Global's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by applicable law.

About Liberty Global

Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading television, broadband internet and telephony services are provided through next-generation networks and innovative technology platforms that connect 20 million customers who subscribe to 34 million services as of September 30, 2012.

Liberty Global's consumer brands include UPC, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Chellomedia, our content division, UPC Business, a commercial services division, and Liberty Global Ventures, our investment fund. For more information, please visit www.lgi.com or contact:

Investor Relations
Christopher Noyes                     +1 303 220 6693
Oskar Nooij                     +1 303 220 4218

Media
Bert Holtkamp, Liberty Global                 +31 20 778 9800
Dirk Delmartino/Kate Tellier, Brunswick Brussels        +32 (0) 2 235 6510
Stanislas Neve de Mevergnies, Brunswick New York    +1 212 333 3810

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